SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.   20549

                            FORM 8-K

                         CURRENT REPORT

               PURSUANT TO SECTION 13 or 15 (d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest event reported)   March 3, 1997

                     ACME UNITED CORPORATION
     (Exact name or registrant as specified in its charter)

CONNECTICUT                  0-04823               06-0236700
(State or Other           (Commission            (IRS Employer
Jurisdiction of            File Number)           Identification)
Incorporation)

75 Kings Highway Cutoff, Fairfield, CT               06430
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (203) 332-7330


(Former name or former address, if changed since last report)


Item 2: Disposition of Assets




     On March 3, 1997, Acme United Corporation ("Acme") entered into an agreement with Seton Healthcare International Limited and Sepro Healthcare, Inc. ("Seton") to sell its U.S. marketing rights of certain woundcare products to Seton. This agreement returns the marketing rights to Seton effective as of March 3, 1997.

     Acme received $1,906,000 from Seton in addition to Seton returning to Acme 64,620 common shares of Acme United Corporation stock.

     With the proceeds, Acme paid Seton $1,767,000 to extinguish an outstanding note from Acme in favor of Seton, and $320,000 for the Acme common stock.

     For the transition period of March 3, 1997 until June 30,
1997, Acme will continue to distribute the Seton products. On
June 30, 1997, all Seton product inventory in the possession of Acme will be sold to Seton at actual cost.


                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   ACME UNITED CORPORATION
                                         (Registrant)



Date:      March 17, 1997          /s/ Cherly L. Kendall
                                   ------------------------
                                   Cheryl L. Kendall
                                   Vice President -
                                   Chief Financial Officer,
                                   Secretary and Treasurer





                      TERMINATION AGREEMENT


          This Termination Agreement (this "Agreement"), dated the 25th day of February, 1997, is made between

          1. SETON HEALTHCARE INTERNATIONAL LIMITED, a company incorporated in accordance with the laws of England with its registered office and its corporate address at Tubiton House Medlock Street, Oldham OL1 3HS England, as agent for, and on behalf of, Seton Healthcare Group plc with its registered office and its corporate address at Tubiton House, Medlock Street, Oldham OL1 3HF England ("Seton");

          2.     SEPRO HEALTHCARE, INC., a Pennsylvania
corporation having its principal place of business located at 800
Fernwood Road, Moorestown, New Jersey and an affiliate of Seton
("Sepro"); and

          3. ACME UNITED CORPORATION, a company incorporated in accordance with the laws of the State of Connecticut, United
States with its registered office at 75 Kings Highway Cutoff, Fairfield, CT 06430 ("Acme").

                           BACKGROUND

          WHEREAS, on the 29th day of January, 1992, Seton and Acme entered into the following agreements, pursuant to which Seton appointed Acme as Seton's distributor for the sale and distribution of certain products in the United States: (i) the "Seton Distribution Agreements" (the "Seton Agreement"); (ii) the "Setopress Distribution Agreement" (the
"Setopress Agreement"); and (iii) the "Lyofoam Distribution Agreement" (the "Lyofoam Agreement") (the Seton Agreement, the Setopress Agreement, and the Lyofoam Agreement are hereinafter referred to collectively as the "Distribution Agreements");

          WHEREAS, pursuant to the Setopress Agreement, Acme transferred to Seton 64,620 shares of the common stock of Acme (the "Common Stock"), for which Acme issued Stock Certificate Number KW4551 on March 10, 1992 (the "Stock Certificate");

          WHEREAS, on the 29th day of January, 1992, Acme signed that certain Promissory Note for the amount of $2,378,073 (the
"Note") in favor of Sepro;

          WHEREAS, on the 7th day of March, 1996, PEOPLES' BANK, a national banking association having an office located at 850 Main Street, Bridgeport, Connecticut 06604 ("Peoples") and Sepro entered into a "Subordination and Intercreditor Agreement" (the "Intercreditor Agreement"), to which the Note is subject; and

          WHEREAS, Seton and Acme desire to terminate the Distribution Agreements in their entirety, pursuant to the terms hereof but prior to their scheduled expiry.
          NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

          1. Definitions. As used herein, the terms below will have the following meanings:

               1.1     "Closing Date" shall mean February 26,
1997, or such other date that is agreed by the parties.

               1.2     "Products" shall include the products
specified in Section 1.3 of each of the Distribution Agreements.

               1.3     "Territory" shall have the meaning
attributed to such term in each of the Distribution Agreements.

               1.4 "Transition Period" shall mean the period between the Closing Date and June 30, 1997 or such other date as the parties may agree.

          2.     Termination.

               2.1 Nothwithstanding anything to the contrary contained in the Distribution Agreements, and except as otherwise necessary to give effect to the terms of this Agreement, the Distribution Agreements, together with all of the rights and obligations of the parties thereunder, shall terminate in their entirety on the Closing Date without any further action by either party.

               2.2     Sections 8 and 11 of each of the
Distribution Agreements shall survive the termination of the Distribution Agreements.

               2.3 Effective immediately, and notwithstanding anything to the contrary in the Distribution Agreements, Seton may enter into agreements with, supply inventory to, and train the personnel of, one or more other distributors or agents (each, a "New Distributor") (or Seton may establish its own sale or distribution system) for the sale of Products in the Territory, provided that neither Seton nor any New Distributor may commence sales of Products in the Territory prior to the Closing Date.

               2.4 Each of Seton and Acme shall continue to perform all of their respective remaining obligations under the Distribution Agreements and under this Agreement in a commercially reasonably manner and, in performing such obligations and until all such obligations have been discharged, Acme shall continue to be bound by all performance standards, reporting requirements, restrictions and other requirements provided by the Distribution Agreements and Seton shall be obligated to perform those obligations required to be performed by it thereunder.


          3.     Obligations Effective at Closing.

               3.1     The Closing of the transactions
contemplated herein (the "Closing") will commence at 10:00 A.M. local time on the Closing Date at Pepper, Hamilton & Scheetz, 1235 Westlakes Drive, Suite 400, Berwyn, PA 19312 unless the parties hereto otherwise agree. The Closing will be effective as of the close of business (local time) on the Closing Date. The Closing shall not occur unless and until the consent, if any, of Peoples required by Section 1 of the Intercreditor Agreement has been obtained.

               3.2 On March 3, 1997, (A) without offset, counterclaim or recoupment, Seton shall pay Acme the sum of One Million Seven Hundred Fifty-Six Thousand Four Hundred Forty-Four Dollars ($1,756,444), which amount shall be paid to terminate the existing distribution arrangements with Acme and as full compensation for exit costs incurred due to the termination of the distribution arrangements and (B) without offset, counterclaim or recoupment Acme shall pay to (i) Sepro the sum of One Million Seven Hundred Sixty-Six Thousand Five Hundred Forty-Eight Dollars ($1,766,548), upon which the Note shall be canceled and Acme shall be discharged and released from all further obligations under the Note and the Note, or satisfactory indemnity for the loss thereof, shall be promptly sent to acme, and (ii) Seton the sum of Three Hundred Twenty Thousand Dollars ($320,000) against receipt of the Stock Certificate, endorsed in blank, representing such shares, upon which all of Seton's right, title and interest in and to the Common Stock shall terminate. Acme acknowledges that Peoples has given all required consents pursuant to Section 1 of the Intercreditor Agreement for the payment and performance of this Agreement.

               3.3 On March 3, 1997, Seton shall pay to Acme United Limited the sum of One Hundred Fifty Thousand Dollars ($150,000) in full compensation of its services in connection herewith, which amount shall be paid by wire transfer to the account designated by Acme at least two business days prior to closing.

               3.4 Attached hereto as Schedule 3.4 is (i) an estimate of its inventory of Products on hand and not yet sold by Acme as of the Closing Date and its carrying cost therefor, together with (ii) an estimate of Acme's projected consumption of such inventory by Acme through sales during the Transition Period.

               3.5 At Closing, subject to the performance by the parties of all of their obligations under this Agreement, Acme and Seton shall enter into a general mutual release substantially in the form as attached hereto as Exhibit 5.

          4.     Transition Period.

               4.1 At the end of the Transition Period, Acme shall deliver F.O.B. Acme Warehouse, Fremont, North Carolina, to such distributor or other third party as Seton may designate, (i) all inventory of Products delivered to Acme and not yet sold by Acme (including, without limitation, promotional and marketing materials), for which payment shall be made by such party within ten (10) days after receipt thereof Acme's actual total cost including freight, insurance, duty, steerage and handling as reflected in the attached Schedule 3.4, (ii) all customer lists, and books and records relating to the sale of the Products in the Territory, and (iii) any outstanding sales orders for Products as of the Termination Date. To the extent Acme receives from such distributor or other third party an amount equal to less than the amount due under Section 4.1(i), Seton shall pay Acme such difference upon a proper accounting thereof. Moreover, following the Transition Period, Acme shall promptly forward and/or refer to Seton or its nominee all inquiries and purchase orders that Acme receives for Products.

               4.2     Together with the delivery of the items
listed in Section 4.1, Acme shall pay when due to Seton all remaining accounts payable pursuant to the Distribution
Agreements.

               4.3     The amounts due to Acme or Seton under
Section 4.1 and 4.2 may be netted against each other such that a single payment to one party may be made.

          5.     Severability.  If any provision of this
Agreement shall be determined to be void, invalid, unenforceable or illegal for any reason, the validity and enforceability of all of the remaining provisions hereof shall not be affected thereby.

          6. Complete Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes any and all prior understandings and agreements, oral or written, relating thereto. Any amendment hereof or supplement hereto must be in writing and signed by both parties.

          7. Failure to Exercise Rights. The failure of either party to exercise any of its rights under this Agreement for breach thereof shall not be deemed to be a waiver of such rights nor shall the same be deemed to be a waiver of any subsequent breach.

          8. Notices. Any notice hereunder by either party shall be given by personal delivery, by sending such notice by certified mail, postage pre-paid, or by telecopier with a confirmation copy by regular mail, to the other party at its address or telecopier number, as the case may be, set forth below or at such other address or telecopier number designated by notice in the manner provided in this section. Such notice shall be deemed to have been received: if personally delivered, then upon the date of actual delivery; if mailed, then two (2) days after deposit in the mail; and if sent by facsimile, then upon transmittal.

               If to Seton:

                    Seton Healthcare Group, Plc
                    Tubiton House
                    Medlock Street
                    Oldham 011 3HS
                    England
                    Attention: Iain C.D. Cater, Chief Executive

               with a copy to:

                    James D. Rosener, Esquire
                    Pepper, Hamilton & Scheetz
                    1235 Westlakes Drive, Suite 400
                    Berwyn, PA   19312-2401
                    Telecopier Number: 610-640-7835

               If to Acme:

                    Acme United Corporation
                    75 Kings Highway Cutoff
                    Fairfield, Connecticut   06430
                    Attention: Walter C. Johnsen
                    Telecopier Number: 203-576-1547

               with a copy to:

                    Marsh, Day & Calhoun
                    2507 Post Road
                    Southport, Connecticut   06490
                    Attention: James E. Rice, Esquire
                    Telecopier Number: 203-254-1772

          9. Jurisdiction. In case of any dispute hereunder, both parties consent to the jurisdiction and venue of the courts of the State of Connecticut or of any federal court located in the District of Connecticut.

          10.     Interpretation.  The validity and
interpretation of this Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Connecticut, without regard to the principles of conflicts of laws of any jurisdiction.

          11.     Titles.  The titles of the articles and
sections hereof are for convenience only and do not in any way limit or amplify the terms and conditions of this Agreement.

          IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.


                         SETON HEALTHCARE INTERNATIONAL LIMITED



                         By:

                         Its:     President


                         SEPRO HEALTHCARE, INC.
                         (only as to Section 3.2)



                         By:

                         Its:


                         ACME UNITED CORPORATION



                         By:

                         Its:     President






NOTE: This Termination Agreement was signed on March 3, 1997, which is the effective date.